UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
January 25, 2010

Huifeng Bio-Pharmaceutical Technology Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-32253	87-0650264
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

16B/F Ruixin Bldg., No. 25 Gaoxin Road
Xi’an 710075, Shaanxi Province, China
(Address of principal executive offices)

86-29-8822 4682 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2007, Huifeng Bio-Pharmaceutical Technology, Inc. (the “Company”) entered into a series of agreements including a Securities Purchase Agreement, a Registration Rights Agreement, certain Convertible Promissory Notes (the “Notes”), certain warrant agreements, and Pledge Agreements, (collectively referred to herein as the “Transaction Documents”) with certain purchasers (the “Purchasers”).

Pursuant to the terms and conditions of the Transaction Documents, the Company arranged for debt financing in the amount of Two Million ($2,000,000.00). As part of the Transaction Documents, the Notes bear simple interest at the rate of ten percent (10%) per annum and were due and payable on December 30, 2009. The Notes were convertible at the Purchasers’ election into shares of common stock of the Company (“Common Stock “) at $1.00 per share.

The Notes are secured by collateral that includes 5,272,862 shares of the Company’s common stock held by certain shareholders and 500,000 shares of the common stock of Northwest Bio-Technic, Inc. held by certain shareholders.

Note Amendment

Effective December 22, 2009, the remaining Purchasers who had not converted the Notes (“Amendment Purchasers”) have entered into an Amendment to Secured Convertible Promissory Notes and Warrants (the “Amendment”).  Pursuant to the Amendment, the maturity date of the Notes has been extended from December 31, 2009 to June 30, 2011.  In addition to the continued 10% per annum interest payments based on the outstanding principal, the remaining $1,800,000 in principal will be paid down pursuant to the following payment schedule:

Payment Due Date	Percent of Initial Principal Amount Due
April 30, 2010	2.5%
May 31, 2010	2.5
June 30, 2010	2.5
July 31, 2010	4.0
August 31, 2010	4.0
September 30, 2010	4.0
October 31, 2010	6.0
November 30, 2010	6.0
December 31, 2010	6.0
January 31, 2011	8.0
February 28, 2011	8.0
March 31, 2011	8.0

April 30, 2011	12
May 31, 2011	12
June 30, 2011	14.5

In addition, the conversion rate of the Notes into Common Stock was amended from $1.00 to $0.80.   Pursuant to the Amendment, the Company may prepay the Notes upon 30 days notice to the Amendment Purchasers.

Warrant Amendments

The Amendment also amends warrants held by Amendment Purchasers to purchase 450,000 shares of Common Stock (the “Warrants”) as follows:  (i) the exercise price of the Warrants was reduced from $1.50 to $1.00, and (ii) the term of the Warrants was extended one year to December 31, 2011.

Stock Consideration

In consideration of entering into the Amendment the Company agreed to issue to the Amendment Purchasers an aggregate of 450,000 shares of Common Stock.

The form of Amendment is filed with this report as Exhibit 10.1 and is incorporated herein by reference.  The foregoing summary of terms is qualified in its entirety by such agreement.

The issuance of the securities described above are exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and in reliance upon Rule 506 of Regulation D promulgated by the SEC.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this report is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Securities

The disclosure in Item 1.01 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
10.1	Form of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUIFENG BIOPHARMACEUTICAL TECHNOLOGY INC.

Date: February 3, 2010	By:	/s/ Jingan Wang
Jingan Wang Chief Executive Officer

 Exhibit Index

Exhibit	Description

10.1	Form of Amendment